UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 24, 2005

TERAX ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-72230	88-0475757
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

9600 Great Hills Trail, Suite 150W, Austin, Texas 78759
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (512) 231-8444

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) Election of New Director

     On August 24, 2005, the board of directors appointed Phillip A. Wylie, Esq. as a member of the Registrant’s board of directors.

     Mr. Wylie is an attorney in private practice in Dallas, Texas, with approximately 33 years of experience concentrating in the areas of securities and business finance law, energy law and mergers, acquisitions and dispositions law. Mr. Wylie has been a shareholder of Snell Wylie & Tibbals, a professional corporation, since March 2000. In addition to being a practicing lawyer, Mr. Wylie has served in managerial positions at other law firms where he was a member, including Andrews & Kurth, where he was managing partner and a member of the national management committee, and Freytag, Marshall, where he was a member of the national management committee. Mr. Wylie is a member of the State Bar of Texas and the Dallas Bar Association, and he is a fellow of the Texas Bar Foundation.

     During the past two years, Mr. Wylie’s legal firm, Snell Wylie & Tibbals, has billed the Registrant a total of $123,601 on account of legal fees and reimbursable expenses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 29, 2005

TERAX ENERGY, INC.

By:	/s/ J. William Rhea, IV
J. William Rhea, IV
Chief Executive Officer